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                                                                    EXHIBIT 99.2

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
INVESTOR RELATIONS:          PRESS CONTACT:                       [ORGANIC LOGO]
STEVE VATTUONE               PAMELA GENTRY
VP FINANCE                   GENTRY COMMUNICATIONS, LLC
ORGANIC, INC.                415.332.2081, EXT. 302
415-581-5794                 415.850.2313 (CELLULAR)
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           ORGANIC, INC. ANNOUNCES TENDER OFFER BY SENECA INVESTMENTS

SAN FRANCISCO -- DECEMBER 5, 2001 -- ORGANIC, INC. (NASDAQ: OGNC), a technology-enabled marketing partner to Global 1000 companies, today announced that it had been informed by Seneca Investments LLC that Seneca had initiated a tender offer to acquire Organic's publicly held shares for $0.33 per share. Seneca made its offer following the closing of the previously announced sale by Organic Holdings LLC to Seneca of a majority of Organic's outstanding shares. Seneca currently holds 80.9% of Organic's outstanding shares.

The current offer has been referred to, and is under consideration by, a special committee of Organic's board of directors that is composed entirely of independent directors. The special committee, working with its financial and legal advisors, intends to advise holders of Organic common stock as soon as possible, but in any case no later than Wednesday, December 19, 2001 whether the it recommends that stockholders accept or reject the tender offer. The special committee may alternatively elect within that timeframe not to express an opinion and instead remain neutral or state that it is not able to take a position with respect to Seneca's tender offer. The special committee will also provide stockholders with the reasons for the position taken. Organic encourages stockholders to defer making a determination whether to accept or reject Seneca's offer until the special committee advises them of the committee's position with respect to the tender offer.


ABOUT ORGANIC, INC.

Organic, Inc. (Nasdaq: OGNC) is a technology-enabled marketing partner to Global 1000 companies in the automotive, financial services, retail and consumer products and entertainment, media and communications sectors that has performed award-winning work for DaimlerChrysler, Washington Mutual and Target Corp. Other industry leading clients include Domino's Pizza, British Telecommunications plc, General Electric Financial Assurance Holdings, Inc. and PlayStation.com (America), Inc. In the Internet professional services industry, Organic (www.organic.com) has a history as an innovator. Having developed a number of Web sites that were the first in category, Organic also created Yahoo!'s user interface and logo, and contributed to the development of Apache, the leading Web serving application. Founded in 1993, Organic is headquartered in San Francisco with offices in the U.S., Canada, Europe and Latin America.

ORGANIC is a service mark or registered service mark of Organic, Inc. or its subsidiaries in the United States and in other countries. Other trademarks and service marks referenced are marks of their respective owners.
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Organic, Inc. Tender Offer Announcement
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SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: This release contains, in addition to historical information, forward-looking statements, including those concerning the content and timing of the response by the special committee of Company's board of directors to the tender offer commenced by Seneca Investments LLC. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Risks and uncertainties include but are not limited to those related to Seneca's continuing with its announced tender offer and the ability of the special committee of the Company's board of directors and its financial and legal advisers to obtain sufficient information to evaluate Seneca's offer and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the quarterly report on Form 10-Q for the quarter ended September 30, 2001. All forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date of this release. The Company disclaims any obligation to update such statements in the future.



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